UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 10, 2007

MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24487 (Commission File Number)	77-0322161 (IRS Employer Identification No.)

1225 Charleston Road
Mountain View, CA  94043
(Address of Principal Executive Offices, including zip code)

(650) 567-5000
(Registrant's telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2007, the Company's Board of Directors determined that Messrs. Browne, Hays and Uhler who were previously executive officers of the Company in their former roles as Vice President of Marketing, Vice President of Engineering, and Chief Technology Officer, respectively, will no longer be executive officers in light of internal restructuring of the organization as a result of the acquisition of Chipidea, with the Company now operating out of two functional business groups, the Processor Business Group and the  Analog Business Group, in addition to the corporate functional groups.  Messrs. Browne, Hays and Uhler will continue as officers of the Company in the Processor Business group.

Item 5.02(e).   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Performance-Based Bonus Plan for Executives

On October 12, 2007, the Company's Board of Directors approved revisions to the Performance-Based Bonus Plan for Executives, which includes the Chief Executive Officer.  The revisions provide that for those participants who are in business groups rather than corporate functions, one-half of the bonus multiplier will be based upon overall corporate performance and one-half will be based upon business group performance.  A copy of the Performance-Based Bonus Plan for Executives is attached hereto as Exhibit 99.01.

Special Bonus Plan for the Vice President of Worldwide Sales

On October 12, 2007, the Company entered into a letter agreement with the Vice President of Worldwide Sales, Brad Holtzinger, regarding modifications to the special bonus plan for him as the Vice President of Worldwide Sales. The modifications add an additional 15% of base salary to the target bonus amount, which additional target bonus is tied specifically to achievement of the contract revenue goal in the Analog Business Group financial plan.  A copy of the letter agreement is attached hereto as Exhibit 99.02.

Revised Change in Control Agreements
On October 12, 2007, the Company's Board of Directors approved the Company's entry into Change in Control Agreements with Messrs. Bourgoin, Browne, Hays and Uhler, and Ms. Creighton, the Company's named executive officers in the most recently filed proxy statement, as well as with Messrs. Franca and Dias, who have been named executive officers of the Company by the Board of Directors on October 12, 2007, as a result of the Chipidea acquisition and the restructuring of the organization, and Messrs. Holtzinger, Kato, and Tyndall who continue as executive officers of the Company.  A copy of the form of the Change in Control Agreement is attached hereto as Exhibit 99.03.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits

            99.01     Performance-Based Bonus Plan for Executives

            99.02     Special Bonus Plan Letter Agreement

            99.03     Change in Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 16, 2007
                                                   MIPS TECHNOLOGIES, INC.
                           (Registrant)

                            By:   /s/ MERVIN S. KATO
                            Mervin S. Kato
                            Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.01	Performance-Based Bonus Plan for Executives

99.02	Special Bonus Plan Letter Agreement

99.03	Change in Control Agreement